Exhibit 5

EMERSON ELECTRIC CO.

8000 W. FLORISSANT

P.O. BOX 4100

ST. LOUIS, MO. 63136-8506

JOHN G. SHIVELY

VICE PRESIDENT AND ASSISTANT SECRETARY

(314) 553-2000

November 20, 2017

Emerson Electric Co.

8000 West Florissant Avenue

P.O. Box 4100

St. Louis, MO 63136-8506

Ladies and Gentlemen:

I am Vice President and Assistant Secretary of Emerson Electric Co. (the “Company”), and in such capacity I am familiar with the preparation of the registration statement on Form S-3 (as amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on or about the date hereof. The Registration Statement relates to the offering by the Company of an indeterminate amount of:

•	Debt Securities;

•	Preferred Stock, par value $2.50 per share;

•	Common Stock, par value $0.50 per share;

•	Warrants;

•	Share Purchase Contracts; or

•	Share Purchase Units (collectively, the “Securities”).

The Securities, as set forth in the Registration Statement, form of prospectus with respect to the Securities contained therein (the “Prospectus”) and one or more prospectus supplements, free writing prospectuses or other offering materials with respect to such Prospectus (each, a “Prospectus Supplement”), will be registered for issuance from time to time pursuant to Rule 415 of the Act. If so indicated in a Prospectus Supplement, the Debt Securities and Preferred Stock may be convertible or exchangeable into other securities, including Common Stock or Preferred Stock of the Company.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I deemed necessary for the purpose of the opinion expressed herein. In my examination of the foregoing, I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of

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such parties. As to questions of fact material to my opinions, I have relied upon certificates or statements of officers and other representatives of the Company and of public officials and authorities. I have assumed without investigation that any certificates or statements on which I have relied that were given or dated earlier than the date of this opinion letter continued to remain accurate, insofar as relevant to such opinion, from such earlier date through and including the date of this letter.

Based upon the foregoing and subject to the assumptions, qualifications and limitations below, I am of the opinion that:

1.	The Debt Securities (consisting of unsecured convertible and non-convertible notes, debentures or other evidence of the Company’s indebtedness, including notes commonly referred to as medium term notes), being registered pursuant to the Registration Statement, when executed, issued, sold and delivered as contemplated by the Registration Statement and in accordance with the indenture described in the Registration Statement, and duly authenticated by the Trustee as specified in such indenture, and upon receipt by the Company of such lawful consideration therefor as the Company’s duly authorized officers may determine, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

2.	The shares of the Preferred Stock being registered pursuant to the Registration Statement, when issued, sold and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s duly authorized officers may determine, will be validly issued, fully paid and nonassessable.

3.	The shares of Common Stock being registered pursuant to the Registration Statement, when issued, sold and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s duly authorized officers may determine, will be validly issued, fully paid and nonassessable.

4.	Any Warrants offered and sold as contemplated in the Registration Statement, when executed, issued, sold and delivered in accordance with the resolutions of the Board of Directors authorizing the offer, issuance and sale of the Warrants as contemplated in the Registration Statement, and upon receipt by the Company of such lawful consideration therefor as the Company’s duly elected officers may determine, will constitute valid and binding obligations of the Company.

5.	The Share Purchase Contracts being registered pursuant to the Registration Statement, when executed, issued, sold and delivered in accordance with the resolutions of the Board of Directors authorizing the offer, issuance and sale of the Share Purchase Contracts as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company’s duly authorized officers may determine, will constitute valid and binding obligations of the Company.

6.	The Share Purchase Units being registered pursuant to the Registration Statement, when executed, issued, sold and delivered in accordance with the resolutions of the Board of Directors authorizing the offer, issuance and sale of the Share Purchase Units as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company’s duly authorized officers may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, I have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective; (ii) a Prospectus Supplement describing each class and/or series of Securities offered pursuant to the Registration Statement will have been filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Company’s Board of Directors, the Company’s Restated Articles of

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Incorporation and applicable law; (iv) any Securities, including Common Stock or Preferred Stock issuable upon conversion, exchange, or exercise of any other security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been duly adopted by the Company’s Board of Directors and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

The foregoing opinions are subject to the qualifications, that (i) the rights and remedies may be limited by bankruptcy, reorganization and other laws of general application relating to or affecting the enforcement of creditors’ rights or the availability of equitable remedies and (ii) I am admitted to practice law in the State of Missouri and I express no opinion on any law other than that of Missouri, the federal law of the United States, and solely with respect to the Debt Securities, the laws of the State of New York. To the extent that the opinion expressed herein relates to matters governed by the laws of the State of New York, I have relied, with their permission, as to all matters of New York law, on the opinion of Bryan Cave LLP dated the date hereof, and my opinion is subject to the exceptions, qualifications and assumptions contained in such opinion. This opinion may not be relied upon by you for any other purpose or furnished to any other person without my prior written consent.

Bryan Cave LLP may rely on this opinion, subject to the assumptions, qualifications and limitations set forth in this opinion, as if it were addressed to them, in rendering their opinion dated the date hereof.

At the time of any sale of Securities (i) I will review the operative documents (including the applicable Prospectus Supplement) pursuant to which such Securities are offered and issued, (ii) the Company will file an unqualified opinion of counsel with respect to such Securities and (iii) the Company will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as I may consider necessary or appropriate by reason of the terms of such Securities or any changes in the Company’s capital structure or other pertinent circumstances.

I hereby consent to the use of the foregoing opinion as Exhibit 5 of the Registration Statement filed with the Commission under the Act with respect to the Securities and to the use of my name in such Registration Statement and Prospectus and any Prospectus Supplement related thereto under the heading “Legal Matters.” In giving such consent, I do not hereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ John G. Shively
John G. Shively

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November 20, 2017

Emerson Electric Co.

8000 West Florissant Avenue

St. Louis, MO 63136

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Emerson Electric Co., a Missouri corporation (the “Company”), in connection with the Company’s filing of a registration statement on Form S-3 (as amended from time to time, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), on or about the date hereof, relating to an indeterminate amount of:

•	debt securities (“Debt Securities”);

•	preferred stock, par value $2.50 per share;

•	common stock, par value $0.50 per share;

•	warrants;

•	share purchase contracts; or

•	share purchase units (collectively, the “Securities”).

The Securities may be offered at indeterminate prices from time to time by the Company pursuant to Rule 415 under the Act as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to the prospectus.

The Debt Securities will be issued under an indenture dated as of December 10, 1998 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor as trustee to The Bank of New York Mellon (formerly known as The Bank of New York).

In connection herewith, we have examined:

(1)	the Registration Statement, including the prospectus constituting a part thereof (“Prospectus”);

(2)	the Indenture; and

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November 20, 2017

(3)	a form of global note representing the Debt Securities, attached as exhibit 4.2 to the Registration Statement

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Restated Articles of Incorporation, as amended (“Restated Articles”), and the By-laws, as amended, of the Company and such corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Commission on Edgar or such sites maintained by a court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Indenture and certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid and binding and enforceable obligation of, all the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

We have also assumed, with your permission, that (i) the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction governing its organization, with all requisite corporate power and authority to execute and deliver the Indenture and the Debt Securities and perform all other transactions contemplated thereunder, (ii) all of the documents referred to in this opinion letter, other than the Debt Securities, have been duly authorized, executed and delivered by the Company, (iii) the Indenture will be in full force and effect and will not have been terminated or rescinded by the Company or the Trustee, (iv) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its

Emerson Electric Co.

November 20, 2017

terms; (v) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Debt Securities, including the issuance, sale, amount and terms of the Debt Securities, the terms and offering thereof and related matters, will have been duly authorized by the Company and in accordance with the Company’s Restated Articles and applicable Missouri law, and (vi) at the time of the issuance and sale of any of the Debt Securities, the terms of the Debt Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that, assuming the due execution, authentication, issuance, sale and delivery of the Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement duly approved by the Company in the manner described in the Registration Statement and otherwise in accordance with the provisions of the Indenture, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) Our opinion herein reflects only the application of (i) applicable New York State law (excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of such State and (B) the securities, blue sky, environmental, employee benefit, pension, tax and antitrust laws of such State, as to which we express no opinion) and (ii) the federal laws of the United States (excluding the federal securities, environmental, employee benefit, pension, tax and antitrust laws, as to which we express no opinion). With respect to all matters of Missouri law, we have relied, with your permission, upon the opinion of John G. Shively, Vice President and Assistant Secretary of the Company, dated the date hereof and delivered to you, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of John G. Shively. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

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November 20, 2017

(b) Our opinion contained herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) requirements that a claim with respect to the Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (v) governmental authority to limit, delay, or prohibit the making of payments outside the United States or in foreign or composite currency.

(c) Our opinion is further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d) We express no opinion as to:

(i) the enforceability of any provision of the Indenture purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive or (F) modify or waive the rights to notice, legal defenses, statutes of limitations and statutes of repose (including the tolling of the same) or other benefits that cannot be waived under applicable law or (G) govern choice of law or conflict of laws; or (H) provide for or grant a power of attorney; or

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November 20, 2017

(ii) the enforceability of (A) any rights to indemnification or contribution provided for in the Indenture or the Debt Securities which are violative of public policy underlying any law, rule or regulation (including any Federal or state securities law, rule or regulation) or the legality of such rights, or (B) provisions in the Indenture whose terms are left open for later resolution by the parties.

You have informed us that you intend to issue the Debt Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Debt Securities you will afford us an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities.

John G. Shively, Vice President and Assistant Secretary of the Company, may rely on this opinion, subject to the assumptions, qualifications and limitations set forth in this opinion, as if it were addressed to him, in rendering his opinion dated the date hereof, which is to be filed herewith as Exhibit 5 to the Registration Statement.

We do not render any opinion except as set forth above. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion letter with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Debt Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP